UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2011

PartnerRe Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-14536	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 8, 2011, PartnerRe Ltd. (the “Company”) announced that it had priced an offering of 13 million shares of its 7.25% Series E Cumulative Redeemable Preferred Shares (liquidation preference $25.00 per share, par value $1.00 per share) (the “Series E Preferred Shares”) for an aggregate purchase price of $325 million (the “Offering”). In connection with the Offering, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”), for the sale by the Company of the Series E Preferred Shares, including a 30-day over-allotment option by the Underwriters to purchase an additional 1.95 million shares of the Series E Preferred Shares for an aggregate purchase price of $48.75 million. The Series E Preferred Shares, which are expected to trade on the New York Stock Exchange under the symbol “PRE PrE”, will have an annual dividend yield of 7.25% and a liquidation preference and redemption value of $25.00 per share. The Company may redeem the Series E Preferred Shares at any time on or after June 1, 2016. The Company intends to use the net proceeds of the Offering for general corporate purposes. The Series E Preferred Shares were registered with the United States Securities Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (Reg. No. 333-158531).

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, and termination and other customary provisions. The Offering is expected to close on June 15, 2011.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated June 8, 2011, among the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities LLC, as representatives of the several underwriters listed in Schedule I thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date: June 9, 2011	By:	/s/ Amanda E. Sodergren
		Name:	Amanda E. Sodergren
		Title:	Chief Legal Counsel

Index to Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated June 8, 2011, among the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities LLC, as representatives of the several underwriters listed in Schedule I thereto.